UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

YANGTZE RIVER PORT AND LOGISTICS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-38062	27-1636887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

41 John Street, Suite 2A, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

(646) 861-3315
Registrant’s telephone number, including area code:

Yangtze River Development Limited
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

Yangtze River Port and Logistics Limited (formerly “YERR”, now”YRIV”) issued an 8k announcement on February 14, 2018 and the company has passed through a Shareholder resolution of more than 50% of the shareholders and a Board of Directors resolution. In the resolutions, Yangtze River Port and Logistics Limited resolved that the existing Shareholders of "YRIV" receive shares of Avenal River Limited (now is applying for the change of name to Yangtze River Blockchain Logistics Limited), a subsidiary of Yangtze River Port and Logistics Limited "YRIV".

In addition, the majority of the voting shares of Yangtze River Port and Logistics Limited “YRIV” Shareholders and the Board of Directors have resolved that 1 share of Avenal River Limited will be issued for every 1 share held by Yangtze River Port and Logistics Limited “YRIV” as at 4:00 pm on February 26, 2018. Following the record date of February 26, 2018, a letter will be sent to the shareholders by Vstock Transfer LLC notifying the Shareholders of Yangtze River Port and Logistics Limited as of the record date that the new shares in Avenal River Limited will be issued and distributed after the appropriate legal timeframe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER PORT AND LOGISTICS LIMITED

Date: February 15, 2018	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

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